UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 24, 2018

WEST BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 22nd Street, West Des Moines, Iowa 50266
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 515-222-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On January 25, 2018, West Bancorporation, Inc. (the "Company") issued a press release announcing its annual and fourth quarter earnings results for the period ended December 31, 2017 and the declaration of a quarterly dividend. The press release is filed as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 24, 2018, the Company's Board of Directors approved the slate of directors nominated for election by the Nominating and Corporate Governance Committee for the Company's 2018 Annual Meeting of Stockholders. Current board members Frank W. Berlin and Joyce A. Chapman will not be standing for re-election due to reaching the age limit for directors in accordance with Company policy. They will continue to serve their current term until the Company's 2018 Annual Meeting of Stockholders.

Item 9.01 Financial Statements and Exhibits.
Exhibit 99.1: Press Release of West Bancorporation, Inc. dated January 25, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

January 25, 2018	By:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President, Treasurer and Chief Financial Officer